UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

ALLERGY IMMUNO TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

20462 Chartwell Center Drive, Cornelius, NC 28031
(Former name, former address and former fiscal year, if changed since last report.)

Item 7. Financial Statements and Exhibits.

Allergy Immuno Technologies, Inc hereby amends its current report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2003 to submit financial statements, pro forma financial information, and related exhibits with respect to the Company's recent acquisition of Ball Products, Inc..

EXHIBITS: The following exhibits are filed herewith:

99.1 Financial Statements of Ball Products, Inc.

99.2 Unaudited Pro Forma Financial Information.

32.1 Consent of PARKS, TSCHOPP, WHITCOMB & ORR, P.A., Independent Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allergy Immuno Technologies, Inc.
June 16, 2003

/s/ Larry Ball
___________________________________________
Larry Ball,
President of Allergy Immuno Technologies, Inc.

EXHIBIT 99.1 Financial Statements of Ball Products, Inc.

Financial Statements

BALL PRODUCTS, INC.

December 31, 2002 and 2001

BALL PRODUCTS, INC.

Independent Auditors' Report

Board of Directors
Ball Products, Inc.

We have audited the accompanying balance sheets of Ball Products, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with accepted standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ball Products, Inc. as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 9 to the financial statements, the Company has experienced net losses of approximately $657,000 and $181,000 for the two years ended December 31, 2002 and 2001, respectively. At December 31, 2002, the Company has an accumulated deficit of approximately $589,000 and is not in compliance with certain loan covenants. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 9. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

March 25, 2003

BALL PRODUCTS, INC.
Financial Statements
December 31, 2002 and 2001
(With Independent Auditors' Report Thereon)

BALL PRODUCTS, INC.
Balance Sheets
December 31, 2002 and 2001

Assets

	2002	2001
Current assets:
Cash	$ 3,740	400
Trade accounts receivable, less allowance
for doubtful accounts of $235,000 and $103,902	596,576	378,011
Due from related parties (note 5)	180,804	96,527
Due from affiliate (note 5)	568,558	366,028
Inventories (notes 2 and 3)	738,223	869,927

Total current assets	2,087,901	1,710,893

Property and equipment (note 3):
Buildings and building improvements	555,032	458,732
Manufacturing equipment	437,560	326,793
Office equipment	78,412	175,418
Vehicles	25,896	-

	1,096,900	960,943
Less accumulated depreciation	447,282	378,487

Property and equipment, net	649,618	582,456

Other assets:
Deposits and other	2,071	5,810
Debt issuance costs, net of accumulated amortization
of $20,412 in 2001	-	19,729

	2,071	25,539

	$ 2,739,590	2,318,888

See accompanying notes to financial statements.

Liabilities and Stockholders' Equity

	2002	2001

Current liabilities:
Current maturities of long-term debt (note 3)	$ 644,968	564,699
Accounts payable	981,753	979,461
Accrued expenses	90,629	17,787
Due to stockholders (note 5)	16,000	-

Total current liabilities	1,733,350	1,561,947

Long-term debt, less current maturities (note 3)	951,061	544,651

Total liabilities	2,684,411	2,106,598

Commitment (note 8)

Stockholders' equity (note 4):
Preferred stock - $.000001 par value, authorized 50,000,000
shares; issued and outstanding 275,086 shares	-	-
Common stock - $.000001 par value, authorized 100,000,000
shares; issued and outstanding 9,600,640 and
7,334,400 shares	9	7
Additional paid in capital	643,815	143,817
Retained (deficit) earnings	(588,645)	68,466

Total stockholders' equity	55,179	212,290

	$ 2,739,590	2,318,888

See accompanying notes to financial statements.

BALL PRODUCTS, INC.
Statements of Operations
Years ended December 31, 2002 and 2001

	2002	2001

Net sales	$ 6,132,262	5,796,320
Cost of goods sold	4,316,011	4,084,988

Gross profit	1,816,251	1,711,332

Selling, general and administrative	2,374,798	1,790,149

Operating loss	(558,547)	(78,817)

Other expense
Interest (note 5)	(93,520)	(94,421)
Other	(5,047)	(8,119)

Loss before provision for income taxes	(657,114)	(181,357)

Provision for income taxes (note 6)	-	-

Net loss	$ (657,114)	(181,357)

BALL PRODUCTS, INC.
Statements of Stockholders' Equity
Years ended December 31, 2002 and 2001
					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balances, December 31, 2000	7,334,400	$ 7	275,086	-	143,817	249,823	393,647

Net loss	-	-	-	-	-	(181,357)	(181,357)

Balances, December 31, 2001	7,334,400	7	275,086	-	143,817	68,466	212,290

Issuance of common stock	432,640	-	-	-	500,000	-	500,000

Issuance of common stock
to founder	1,833,600	2	-	-	(2)	-	-

Net loss	-	-	-	-	-	(657,114)	(657,114)

Balances, December 31, 2002	9,600,640	$ 9	275,086	-	643,815	(588,648)	55,176

BALL PRODUCTS, INC.
Statements of Cash Flows
Years ended December 31, 2002 and 2001

	2002	2001

Cash flows from operating activities:
Net loss	$ (657,114)	(181,357)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization expense	88,524	78,352
Net increase (decrease) in cash flows from changes in:
Accounts receivable	(218,565)	40,898
Due from related parties	(84,277)	(61,144)
Due from affiliate	(202,530)	(270,028)
Inventories	131,704	123,610
Deposits and other	3,739	773
Accounts payable	2,292	345,014
Accrued expenses	72,842	(19,825)
Due to stockholders	16,000	-

Net cash provided by (used in) operating activities	(847,385)	56,293

Cash flows from investing activities:
Purchase of property and equipment	(135,957)	(79,669)
Proceeds from issuance of common stock	500,000	-

Net cash provided by (used in) investing activities	364,043	(79,669)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	910,000	100,896
Principal payments on long-term debt	(512,381)	(50,409)
Net borrowings (repayments) on lines of credit	89,063	(28,238)

Net cash provided by financing activities	486,682	22,249

Net increase (decrease) in cash	3,340	(1,127)

Cash at beginning of the period	400	1,527

Cash at end of the period	$ 3,740	400

Supplemental disclosures of cash flow information:
Cash paid for interest	93,520	94,421

Cash paid for income taxes	-	16,700

See accompanying notes to financial statements.

BALL PRODUCTS, INC.
Schedule of Selling, General and Administrative Expenses
Year ended December 31, 2002
Salaries, wages and benefits	$ 913,915
Insurance	28,210
Rent - equipment	26,432
Taxes and licenses	6,328
Depreciation and amortization	78,342
Office and administrative	34,027
Gas and oil	6,756
Telephone	57,412
Travel and entertainment	58,048
Bank fees	23,641
Shop expense	64,778
Data processing	29,089
Legal and professional fees	20,790
Utilities	33,367
Shipping	138,614
Sales expense	49,041
Bad debt expense	37,188
Dues and subscriptions	4,696
Outside services	42,204
Repairs and maintenance	69,337
Knitting expense	3,685
Research and development	30,746
Other	2,662

Total	$ 1,759,308

BALL PRODUCTS, INC.
Notes to Financial Statements
December 31, 2002 and 2001

1. Organization and Summary of Significant Accounting Policies

a. Nature of Operations

Ball Products, Inc. (the Company) was incorporated in 1987. The Company's operations consist primarily of the manufacture and sale of sports field equipment and industrial fabrics used commercially as wind and privacy screen to customers throughout the United States.
b. Inventories

Inventories are stated at the lower of cost or market and consist of raw materials, manufactured and purchased products. Cost is determined by the first-in, first-out method.
c. Property and Equipment

Property and equipment are recorded at cost. The Company provides for depreciation using the straight-line method over the estimated useful lives of the respective assets, which range from 5 to 39 years. Expenditures for repairs and maintenance are charged to operations as incurred.

d. Research and Development Costs

Research and development costs are charged to operations in the year incurred. Total research and development costs charged in 2002 and 2001 amount to $83,388 and $30,746, respectively.

e. Revenue Recognition

  The Company recognizes revenue upon shipment of its product from its warehouse facilities or when services are performed. Revenue is generated primarily from sales of sports field equipment and industrial fabrics. Revenue also includes commissions earned from the sale of lighting equipment sold on consignment.

f. Advertising Costs

Advertising and sales promotion costs are expensed as incurred and charged to selling, general and administrative costs. Total advertising and sales promotion expense amounted to $72,645 and $49,041 in 2002 and 2001, respectively.

  g. Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

h. Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for long term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable and amounts due from related parties and affiliate which amount to approximately $1,350,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral.

i. Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which sets forth accounting and disclosure requirements for stock-based compensation arrangements. The new statement encourages but does not require, companies to measure stock-based compensation using a fair value method, rather than the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25). The Company has adopted the disclosure requirements of SFAS 123 and has elected to continue to record stock-based compensation expense using the intrinsic value approach prescribed by APB No. 25. Accordingly, the Company computes compensation cost for each employee stock option granted as the amount by which the quoted market price of the Company's common stock on the date of grant exceeds the amount the employee must pay to acquire the stock. The amount of compensation cost, if any, will be charged to operations over the vesting period.

j. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

k. Intangible Assets

Debt issuance costs are amortized over the life of the related obligations on a straight-line basis.

l. Cash and Cash Equivalents

For purposes of cash flows, the Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents.

2. Inventories

At December 31, 2002 and 2001, inventories consist of the following:

	2002	2001

Raw materials	$ 622,840	728,941
Finished goods	115,383	170,986
Reserve for obsolescence	(30,000)	(30,000)

	$ 738,223	869,927

Shipping and handling costs associated with the Company's inventories amounted to approximately $225,000 and $180,000 in 2002 and 2001, respectively, and is recorded in selling, general and administrative expenses in the accompanying statements of operations.

3. Long-Term Debt

At December 31, 2002 and 2001, long-term debt consists of the following:

	2002	2001
Revolving line of credit subject to maximum borrowings of $1,000,000. Interest only is payable monthly at prime plus 1.5%. Principal is due on or before December, 2002 and is secured by accounts receivable and inventory. The obligation is guaranteed by the Company's stockholder and up to 75% of the balance of the loan is guaranteed by the U.S. Small Business Administration.	-	492,703
Mortgage payable to bank in monthly installments of $4,980 including interest at 9.75% through October, 2016 when remaining principal and accrued interest are due. The obligation is secured by a first mortgage on the building and a second mortgage on the principal residence of the Company's stockholder. In addition, the loan is guaranteed (limited to 75% of the balance) by the U.S. Small Business Administration.	-	472,315
Revolving line of credit subject to maximum borrowings of $2,500,000. Interest only is payable monthly at prime plus 1.75%. Principal is due on or before November 2005. The obligation is secured by accounts receivable and inventory.
  581,766

-

Mortgage note payable to bank in monthly installments of $7,331 including interest at 7.5%. The obligation matures in November 2012 and is secured by a first mortgage on certain real property.	910,000	-
Notes payable to related parties due in total monthly installments of $2,445 including interest at 10% maturing at various dates through July, 2006, unsecured.	70,125	90,890
Equipment loan payable to bank in monthly principal installments of $1,124 plus interest at 10.16% through December 2004. Secured by certain equipment.	16,046	30,747
Vehicle loan payable to bank in monthly principal installments of $533 including interest at 8.5% through April 2006. Secured by automotive equipment.	18,092	22,695
	1,596,029	1,109,350
Less current maturities	(644,968)	(564,699)

	$ 951,061	544,651

The Company is not in compliance with certain financial covenants associated with the revolving line of credit as described above as of December 31, 2002. Therefore, in accordance with terms of the underlying financial agreement, the entire outstanding principal balance as of December 31, 2002 has been classified as a current liability in the accompanying 2002 balance sheet.

The aggregate maturities of long-term debt, including the revolving line of credit, for each of the five years subsequent to December 31, 2002 are as follows:

Year Ending December 31:
2003	$ 644,968
2004	50,007
2005	47,507
2006	35,214
2007	27,531
Thereafter	790,802
$ 1,596,029

4. Stockholder's Equity

During the year ended December 31, 1999, the Articles of Incorporation of the Company were amended to effect a 110,024 to 1 stock split of the Company's existing outstanding common stock, to increase the authorized number of common shares to 100,000,000 and to provide for the authorization of 50,000,000 shares of preferred stock. The amendment further provided that the par value of both the common and preferred shares be fixed at $.000001 per share.

In 1998, the Company's Board of Directors adopted The 1998 Incentive Stock Option Plan for officers and employees of Ball Products, Inc. (ISO Plan) covering an aggregate of 1,000,000 shares of common stock. The term of the ISO Plan shall be for a period of ten years from the effective date (June 30, 1998). Options granted under the ISO Plan are exercisable for a period of up to ten years from the date of the grant. The purchase price for a share of stock subject to any option granted shall be not less than the fair market value of the stock at the date of grant.

Also in 1998, the Company's Board of Directors adopted The Ball Products, Inc. 1998 Directors' Stock Option Plan (Directors' Plan) covering up to 1,000,000 shares of common stock for the benefit of eligible Directors of the Company, as defined. The term of the Directors' Plan shall be for a period of ten years. Options granted are exercisable for a period of ten years from the date of grant. The purchase price for a share of stock subject to the options shall be the fair market value of the stock at the date of grant.

As of December 31, 2002 and 2001, there were no options granted under either the ISO or Directors' Plans.

In 1998, the Board of Directors approved a stock option agreement whereby an option was granted to the sole stockholder (and President) to purchase all or any part (in 1,000 share increments) of an aggregate 2,000,000 shares of the Company's stock at an exercise price of $.10 per share. The option is exercisable for a six year period terminating on June 30, 2004. As of December 31, 2002 and 2001, no shares had been purchased in connection with this option.

The Company continues to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 under which no compensation cost for stock options is recognized for stock option awards granted at or above fair market value.

Had compensation expense been determined based upon fair values at the grant date for the award of options as described herein in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings and earnings per share would not be materially changed from the amounts as reported in the accompanying financial statements.

Accordingly, management has not presented the pro forma effects of the application of SFAS No. 123 herein with respect to net loss per share for the years ended December 31, 2002 and 2001.

5. Related Party Transactions

The Company has certain long-term interest bearing obligations to related parties that are included in long-term debt in the accompanying balance sheet as more fully described in note 3. During the year ended December 31, 2002 and 2001, the Company incurred total interest expense of approximately $6,000 and $6,500, respectively, associated with these obligations to related parties.

Amounts due from related parties of $180,804 and $96,527 represent non-interest bearing unsecured advances (primarily to the principal stockholders) that are due on demand. Amounts due from affiliate represent advances to a Mexican corporation controlled by the Company's principal stockholders primarily for the acquisition of land, buildings and equipment. These advances are unsecured, non-interest bearing and due on demand.

6.  Income Taxes

During the years ended December 31, 2002 and 2001, the Company experienced net losses of approximately $650,000 and $180,000, respectively. At December 31, 2002, the Company has net operating loss carryforwards of approximately $500,000 which will expire in 2022 and 2021. A valuation allowance substantially equal to the tax benefit of the net operating loss carryforward has been established since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements.

Income tax benefit attributable to the loss before provision for income taxes differed from the amount computed by applying the U.S. Federal income tax rate of 34% to loss from operations before income taxes as a result of the following:

	2002	2001

Computed "expected" tax benefit	$ 223,000	62,000
Increase (reduction) in income tax benefit resulting from:
State income taxes, net of Federal income tax benefit	(24,500)	(7,000)
Non-deductible expenses	6,500	6,000
Increase in valuation allowance	(205,000)	(61,000)

	$ -	-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2002 and 2001 are presented below.

	2002	2001

Deferred tax assets:
Accounts receivable due to allowance for uncollectible accounts	$ 87,000	37,000
Net operating loss carryforwards	185,000	30,000

Total gross deferred tax assets	272,000	67,000

Valuation allowance	(263,000)	(58,000)

	9,000	9,000

Deferred tax liabilities:
Depreciation	(9,000)	(9,000)

Total gross deferred tax liabilities	(9,000)	(9,000)

Net deferred tax assets (liabilities)	$ -	-

At December 31, 2002 and 2001, the Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets which may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

7. Significant Supplier

For the years ended December 31, 2002 and 2001, the Company purchased approximately 20% of total raw materials from a single supplier. In the event that certain raw material supplies were delayed or curtailed, the Company's ability to ship the related product in desired quantities and in a timely manner could be adversely affected. The Company has attempted to mitigate this risk by maintaining a long-term relationship with this supplier while developing new relationships with additional raw material sources.

8. Employment Agreements

In 1998, the Company entered into employment agreements with two of its officers (both of which are principal stockholders). The agreements provide for aggregate annual salaries amounting to $142,000 for a period of three years expiring in June 2001. The agreements also provide that the aforementioned obligation would continue for a period of six to twelve months subsequent to disability or termination without cause as defined in the agreement. The agreements expired in 2001 and were not extended. Accordingly, no payments attributable to these agreements were made to the officers subsequent to June 2001.

9. Going Concern and Management's Plan

The Company's financial statements have been presented on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As described herein, the liquidity of the Company has been affected by net losses in 2001 and 2002. In addition, at December 31, 2002, the Company is not in compliance with certain covenants associated with its revolving line of credit agreement. Accordingly, these conditions raise substantial doubt about the combined Company's ability to continue as a going concern.

During 2002, management began to more fully develop its industrial fabric operations. As a result the Company incurred additional advertising, personnel and research and development costs associated with this effort. In addition, management has employed additional administrative, production and sales staff in anticipation of significantly increased sales volume (particularly with respect to industrial fabrics) in 2003 and 2004 in accordance with its business plan. In connection with this effort, the Company has restructured its long-term debt obligations and has identified sources of additional equity capital.

Accordingly, management is of the opinion that the activities described in the preceding paragraph has positioned the Company to experience increased sales volume of more profitable industrial fabrics. Further, management contemplates that increased sales combined with anticipated additional capital contributions, will significantly improve operations and cash flow in 2003 and beyond. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

EXHIBIT 99.2 Unaudited Pro Forma Financial Information.

ALIM and Ball Products, Inc.
Proforma condensed consolidated balance sheet
February 28, 2003
		Ball	Total
	ALIM	Products	Consolidated
Current assets
Cash and cash equivalents	-	400	400
Accounts receivable, net	-	967,413	967,413
Inventory	-	832,380	832,380
Other	-	910,934	910,934
Total current assets	-	2,711,127	2,711,127

Property and equipment	-	1,181,410	1,181,410
Less: accumulated depreciation	-	455,526	455,526
Property and equipment, net	-	725,884	725,884

Other assets	-	2,071	2,071

Total assets	-	3,439,082	3,439,082

Current liabilities
Accounts payable	-	1,322,126	1,322,126
Accrued expenses and other	87,929	60,079	148,008
Revolving line of credit	-	664,048	664,048
Note payble - current	225,282	65,000	290,282
Total current liabilities	313,211	2,111,253	2,424,464
		-	-
Notes payble - long term		958,981	958,981
Total liabilities	313,211	3,070,234	3,383,445
		-	-
Stockholders' Equity	(313,211)	368,848	55,637
			-
Total liabilities and equity	-	3,439,082	3,439,082

ALIM and Ball Products, Inc.
Proforma statement of operations
Nine months ended February 28, 2003
		Ball	Total
	ALIM	Products	Consolidated

Net sales	-	4,686,178	4,686,178

Cost of sales	-	3,230,148	3,230,148

Gross profit	-	1,456,030	1,456,030

Selling, general and administrative	87,929	1,667,363	1,755,292

Income from operations	(87,929)	(211,333)	(299,262)

Other income (expense)	-	(78,314)	(78,314)

Net income (loss) before tax	(87,929)	(289,647)	(377,576)

Income tax expense	-	-	-

Net income (loss)	(87,929)	(289,647)	(377,576)

ALIM and Ball Products, Inc.
Proforma condensed consolidated balance sheet
May 31, 2002
		Ball	Total
	ALIM	Products	Consolidated
Current assets
Cash and cash equivalents	-	250	-
Accounts receivable, net	-	945,043	-
Inventory	-	757,914	-
Other	-	317,528	-
Total current assets	-	2,020,735	2,020,735

Property and equipment	-	1,216,050	1,216,050
Less: accumulated depreciation	-	399,097	399,097
Property and equipment, net	-	816,953	816,953

Intangible and other assets	-	19,769	19,769
Less: accumulated amortization	-	-	-
	-	19,769	19,769

Total assets	-	2,857,457	2,857,457

Current liabilities
Accounts payable	-	1,078,719	1,078,719
Accrued expenses and other	-	29,691	29,691
Revolving line of credit	-	841,416	841,416
Note payble - current	225,282	72,000	297,282
Total current liabilities	225,282	2,021,826	2,247,108
		-	-
Notes payble - long term		534,434	534,434
Total liabilities	225,282	2,556,260	2,781,542
		-	-
Stockholders' Equity	(225,282)	301,197	75,915
			-
Total liabilities and equity	-	2,857,457	2,857,457

ALIM and Ball Products, Inc.
Proforma statement of operations
Year ended May 31, 2002
		Ball	Total
	ALIM	Products	Consolidated

Net sales	46,331	5,936,295	5,982,626

Cost of sales	63,434	4,181,248	4,244,682
Gross profit	(17,103)	1,755,047	1,737,944

Selling, general and administrative	57,962	2,033,753	2,091,715
Income from operations	(75,065)	(278,706)	(353,771)

Other income (expense)	349	(100,884)	(100,535)
Net income (loss) before tax	(74,716)	(379,590)	(454,306)

Income tax expense	(800)	-	(800)
Net income (loss)	(75,516)	(379,590)	(455,106)

EXHIBIT 32.1 Consent of ~, Independent Accountants

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.
2600 Maitland Center Parkway, Suite 330
Maitland, Florida 32751

The Board of Directors Allergy Immuno Technologies, Inc.

We consent to the use of our report, dated March 25, 2002, in the Current Report on Form 8-K/A dated April 21, 2003 and to the reference to our firm under the heading "Experts" therein.

/S/ PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

June 13, 2003
Maitland, Florida

EXHIBIT 32.1 Consent of PARKS, TSCHOPP, WHITCOMB & ORR, P.A., Independent Accountants

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.
2600 Maitland Center Parkway, Suite 330
Maitland, Florida 32751

The Board of Directors Allergy Immuno Technologies, Inc.

We consent to the use of our report, dated March 25, 2002, in the Current Report on Form 8-K/A dated April 21, 2003 and to the reference to our firm under the heading "Experts" therein.

/S/ PARKS, TSCHOPP, WHITCOMB & ORR, P.A.

June 13, 2003
Maitland, Florida